ILEX ONCOLOGY, INC.
SEPTEMBER 30, 2001-QUARTERLY REPORT ON FORM 10-Q
--------------------------------------------------------------------------------


                                                                    EXHIBIT 11.1

                        COMPUTATION OF NET LOSS PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                                            Three Months Ended         Nine Months Ended
                                                                              September 30                September 30
                                                                         ----------------------      ----------------------
                                                                           2001          2000          2001          2000
                                                                         --------      --------      --------      --------
COMPUTATION OF BASIC NET LOSS PER SHARE:
   Net loss                                                              $ (7,448)     $ (8,556)     $(49,179)     $(16,484)
                                                                         ========      ========      ========      ========

   Weighted-average shares of common stock outstanding                     26,477        24,914        26,313        23,929
                                                                         ========      ========      ========      ========

   Basic net loss per share                                              $   (.28)     $   (.34)     $  (1.87)     $   (.69)
                                                                         ========      ========      ========      ========

COMPUTATION OF DILUTED NET LOSS PER SHARE:
   Net loss                                                              $ (7,448)     $ (8,556)     $(49,179)     $(16,484)
   Preferred stock dividends not incurred upon assumed conversion of
     preferred stock                                                           --            75            --           225
                                                                         --------      --------      --------      --------

Loss available to common stockholders assuming conversion of
  subsidiary's preferred stock                                           $ (7,448)     $ (8,481)     $(49,179)     $(16,259)
                                                                         ========      ========      ========      ========

Weighted-average number of shares of common stock and common stock equivalents outstanding-
     Weighted-average shares of common stock outstanding                   26,477        24,914        26,313        23,929
     Weighted-average number of common stock equivalents
       applicable to stock options, employee stock purchase
       plans, warrants and subsidiary's preferred stock
                                                                              592         1,170           541         1,161
                                                                         --------      --------      --------      --------

Common stock and common stock equivalents                                  27,069        26,084        26,854        25,090
                                                                         ========      ========      ========      ========

Diluted net loss per common stock and common stock equivalents (a)
                                                                         $   (.28)     $   (.33)     $  (1.83)     $   (.65)
                                                                         ========      ========      ========      ========

           (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.

ILEX ONCOLOGY, INC.
SEPTEMBER 30, 2001-QUARTERLY REPORT ON FORM 10-Q
--------------------------------------------------------------------------------

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, Texas, on November 1, 2001.


                                      ILEX ONCOLOGY, INC.


                                  By:
                                      ------------------------------------------
                                      Richard L. Love
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


                                  By:
                                      ------------------------------------------
                                      Gregory L. Weaver
                                      Vice President and Chief Financial Officer
                                      (Chief Financial and Accounting Officer)